UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2017 (December 31, 2016)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2016, CHSPSC, LLC, a wholly-owned subsidiary of Community Health Systems, Inc. (the “Company”), entered into a consultancy agreement (the “Consulting Agreement”) with David L. Miller, the Company’s retiring Executive Vice President and Special Advisor to the Chief Executive Officer and former President and Chief Operating Officer. Mr. Miller retired effective at the end of 2016. Pursuant to the Consulting Agreement, Mr. Miller will provide certain consulting services related to matters of administration, healthcare operations, healthcare management and other matters as requested by Wayne T. Smith, Chairman and Chief Executive Officer and/or his designee. The term of the Consulting Agreement will be January 1, 2017 to March 31, 2019, subject to the right of either party to terminate the Consulting Agreement at any time upon 30 days written notice. During the term of the Consulting Agreement, Mr. Miller will be entitled to receive consulting fees of $16,666.66 per month and will be subject to restrictions on competing with CHSPSC, LLC or its affiliates. He will also continue to vest in any previously granted stock options and restricted stock of Community Health Systems, Inc. in accordance with the applicable vesting schedule.

The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following items are included as Exhibits to this Form 8-K and incorporated herein by reference:

Exhibit No.	Description

10.1	Consultancy Agreement, dated December 31, 2016, by and between CHSPSC, LLC and David L. Miller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2017	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer (principal executive officer)

Exhibit Index

Exhibit No.	Description

10.1	Consultancy Agreement, dated December 31, 2016, by and between CHSPSC, LLC and David L. Miller.